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                                                                    EXHIBIT 16.1

                               SILICON VALLEY             Telephone 408 282 1200
                               150 Almaden Boulevard      Facsimile 408 262 1390
                               San Jose, CA 95113

PRICE WATERHOUSE LLP                                                      [LOGO]


July 12, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Navigation Technologies Corporation under "Change in Independent Auditor" (copy attached), which we understand will be filed with the Commission, pursuant to Item 601(b)(16) of Regulation S-K, as part of the Company's Registration Statement on Form S-1. We agree with the statements concerning our firm contained in the third and fifth sentences.

Sincerely,

/s/ Price Waterhouse LLP

Price Waterhouse LLP